UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 6, 2010 (January 6, 2010)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information discusses financial results for Spectrum Brands, Inc.'s (the "Company") fiscal first quarter ended January 3, 2010 (the "Fiscal 2010 First Quarter"), which the Company plans to provide on an investor conference call today.  The information is being furnished pursuant to this Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

As of January 3, 2010, the Company had $26.6 million drawn on its senior secured asset-based loan facility.

While the Company is still calculating results for the Fiscal 2010 First Quarter, the Company currently estimates net sales growth of over 7% compared to its fiscal 2009 first quarter.  Early indications of sales results in the Fiscal 2010 First Quarter in the Latin American region for the Company's Global Battery & Personal Care business segment indicate that a new marketing program there that mirrors the Company's value brand messaging in North America is working.  With respect to the aquatics portion of the Company's Global Pet Supplies business segment, the Company also currently estimates flat net sales results for the Fiscal 2010 First Quarter compared to the Fiscal 2009 First Quarter.  In addition, the Company currently estimates that adjusted EBITDA, a non-GAAP financial measure, for the Fiscal 2010 First Quarter will be significantly above that in its Fiscal 2009 First Quarter.  The Company currently expects to release earnings for the Fiscal 2010 First Quarter in early February 2010.

Forward Looking Information

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company's current expectations and involve risks and uncertainties.  The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements.  Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) Spectrum Brands’ ability to identify, develop and retain key employees, (3) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands’ securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q.  Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

The Company cautions the reader that projected adjusted EBITDA results may differ significantly from net income results, which are the GAAP results from which adjusted EBITDA is derived, due to factors not included in the calculation of adjusted EBITDA.

The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 6, 2010	SPECTRUM BRANDS, INC.

		By:	/s/ Anthony L. Genito
			Name:	Anthony L. Genito
			Title:	Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer